   As filed with the Securities and Exchange Commission on October 4, 2000
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                INTELISPAN, INC.
             (Exact name of Registrant as specified in its charter)


           Washington                                         91-1738902
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                       1720 Windward Concourse, Suite 100
                            Alpharetta, Georgia 30005
               (Address of Principal executive offices)(zip code)

                                INTELISPAN, INC.
                             Performance Equity Plan
                            (Full Title of the Plan)

                              JAMES D. SHOOK, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       1720 Windward Concourse, Suite 100
                            Alpharetta, Georgia 30005
                                 (678) 256-0300
  (Name, address, telephone number, including area code, of agent for service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum       Proposed maximum
  Title of Securities to be        Amount to be        offering price per     aggregate offering        Amount of
         Registered               registered (1)            share (2)                price           registration fee
Common Stock..................          10,000                                 $       7,500          $        1.98
Common Stock..................         150,000                  $0.75                300,000                  79.20
Common Stock..................          25,000                   2.00                 54,750                  14.45
Common Stock..................       2,175,900                   2.19              5,439,750               1,436.09
Common Stock..................          11,000                   2.50                 30,250                   7.99
                                     ---------                                 -------------          -------------
     Total                           2,371,900                   2.75          $   5,832,250          $    1,539.71


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Performance Equity Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Intelispan, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Intelispan, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a)      The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act and the Registrant's latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (No. 000-30359) filed with the Commission on April 14, 2000 and declared effective May 15, 2000.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Our Amended and Restated Articles of Incorporation provide that a director of our company will not be personally liable to our company or our shareholders for monetary damages for conduct as a director, except for

                  - acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director,

                  - assenting to an unlawful distribution where it is established that the director did not perform the director's duty of loyalty to our company, or

                  - any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

                  Our articles of incorporation also provide that if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

                  Our articles of incorporation also provide that we will indemnify and advance expenses, to the fullest extent permitted by the Washington Business Corporation Act, to each person who is a director or officer of our company. This indemnity will not apply if

                  - acts or omissions of the director or officer are found to be intentional misconduct or a knowing violation of law,

                  - a director assents to an unlawful distribution and it is established that such director did not perform the director's duty of loyalty to our company; or

                  - any transaction with respect to which it was found that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

                  In addition, we have adopted provisions in our bylaws that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.  EXHIBITS

Exhibit Number    Exhibit
--------------    -------
       5          Opinion and consent of Greenberg Traurig, LLP
       10.7       Performance Equity Plan (1)
       23.1       Consent of KPMG LLP
       23.2       Consent of Greenberg Traurig, LLP (included in Exhibit 5)
       24         Power of Attorney (included on Signature Page of the Registration Statement)

(1) Incorporated by reference to the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-94291) filed with the Commission on January 10, 2000 and declared effective on May 15, 2000.

Item 9.  UNDERTAKINGS

                  A.       The undersigned Registrant hereby undertakes:

                           (1)      to file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      to include any prospectus required
by Section 10(a)(3) of the Securities Act;

                                    (ii)     to reflect in the prospectus any
facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii)    to include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement;

                           (2)      that, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3)      to remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, state of Georgia, on this 19th day of September, 2000.

                          INTELISPAN, INC.



                          By:  /s/ Travis Lee Provow
                             --------------------------------------------------
                               Travis Lee Provow, President and Chief Executive Officer, and Director (Principal Executive Officer)


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Travis Lee Provow and Scot A. Brands, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                            POSITION                                          DATE
            ---------                            --------                                          ----
/w/ Maurice J. Gallagher, Jr.               Chairman of the Board of Directors              September 19, 2000
------------------------------------
Maurice J. Gallagher, Jr.

/s/ Travis Lee Provow                       President, Chief Executive Officer,             September 19, 2000
------------------------------------        and Director (Principal Executive Officer)
Travis Lee Provow

/s/ Peter A. Nelson                         Vice Chairman of the Board of                   September 19, 2000
------------------------------------        Directors, Vice President --  Business
Peter A. Nelson                             Development, and Founder


/s/ Scot A. Brands                          Executive Vice President - Chief Financial      September 19, 2000
-------------------------------------       Officer (Principal Accounting Officer)
Scot A. Brands

/s/ Michael S. Falk                         Director                                        September 19, 2000
------------------------------------
Michael S. Falk

/s/ Philip R. Ladouceur                     Director                                        September 19, 2000
------------------------------------
Philip R. Ladouceur

Exhibit Number    Exhibit
--------------    -------
       5          Opinion and consent of Greenberg Traurig, LLP
       10.7       Performance Equity Plan (1)
       23.1       Consent of KPMG LLP
       23.2       Consent of Greenberg Traurig, LLP (included in Exhibit 5)
       24         Power of Attorney (included on Signature Page of the Registration Statement)

(1) Incorporated by reference to the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-94291) filed with the Commission on January 10, 2000 and declared effective on May 15, 2000.